athenahealth, Inc. Reports Fourth Quarter and Full Year 2015 Results

Q4 2015 Financial Results

•	21% Revenue Growth Over Fourth Quarter of 2014

•	Non-GAAP Adjusted Operating Income of $31.3 million

•	GAAP Net Income of $7.7 million, or $0.19 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $17.8 million, or $0.45 Per Diluted Share

Full Year 2015 Financial Results

•	23% Revenue Growth Over Full Year 2014

•	Non-GAAP Adjusted Operating Income of $95.1 million

•	GAAP Net Income of $14.0 million, or $0.35 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $53.7 million, or $1.35 Per Diluted Share
WATERTOWN, MA – February 4, 2016 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of cloud-based services and mobile applications for medical groups and health systems, today announced financial and operational results for the fourth quarter and full year 2015. We will conduct a conference call tomorrow, Friday, February 5, 2016, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•
Grew net new active physicians on athenaCollector® (2,148 physicians added), athenaClinicals® (1,126 physicians added), and athenaCommunicator® (1,965 physicians added) for the three months ended December 31, 2015, compared to athenaCollector (2,317 physicians added), athenaClinicals (1,353 physicians added), and athenaCommunicator (2,480 physicians added) in the same period last year.

•
Grew net new active physicians on athenaCollector (9,854 physicians added), athenaClinicals (6,056 physicians added), and athenaCommunicator (8,472 physicians added) for the twelve months ended December 31, 2015, compared to athenaCollector (9,565 physicians added), athenaClinicals (6,423 physicians added), and athenaCommunicator (10,647 physicians added) in the same period last year.

•	Total revenue for the three months ended December 31, 2015, was $257.5 million, compared to $213.2 million in the same period last year, an increase of 21%.

◦	Revenue from athenahealth-branded services was $237.8 million, an increase of 21% over $195.9 million for the three months ended December 31, 2014.

•	Total revenue for full year 2015 was $924.7 million, compared to full year 2014 revenue of $752.6 million, an increase of 23%.

◦	Revenue from athenahealth-branded services was $856.8 million, an increase of 24% over $690.0 million for the twelve months ended December 31, 2014.

“Our network has grown to serve more than 75,000 providers, 38 million patients, and 98,000 information trading partners. Notably, our network has touched over 74 million patients over the years. Its inherent shared knowledge backed by our highly-efficient back-office services helps keep our clients profitable and agile in the face of industry change,” said Jonathan Bush, chairman and chief executive officer of athenahealth. “As our market reach grows to more fully serve the care continuum, so will the intelligence and value of the network for all care organizations who are on it.”

•	For the three months ended December 31, 2015, Non-GAAP Adjusted Gross Margin was 65.0%, compared to 67.1% in the same period last year.

•
For the three months ended December 31, 2015, Non-GAAP Adjusted Operating Income was $31.3 million, or 12.1% of total revenue, compared to Non-GAAP Adjusted Operating Income of $38.5 million, or 18.0% of total revenue, in the same period last year.

•	For the three months ended December 31, 2015, GAAP Net Income was $7.7 million, or $0.19 per diluted share, compared to $8.7 million, or $0.22 per diluted share, in the same period last year.

•
For the three months ended December 31, 2015, Non-GAAP Adjusted Net Income was $17.8 million, or $0.45 per diluted share, compared to $22.5 million, or $0.58 per diluted share, in the same period last year.

•	For the year ended December 31, 2015, Non-GAAP Adjusted Gross Margin was 63.5%, compared to 63.0% for the year ended December 31, 2014.

•
For the year ended December 31, 2015, Non-GAAP Adjusted Operating Income was $95.1 million, or 10.3% of total revenue, compared to Non-GAAP Adjusted Operating Income of $87.3 million, or 11.6% of total revenue, for the year ended December 31, 2014.

•
For the year ended December 31, 2015, GAAP Net Income was $14.0 million, or $0.35 per diluted share, compared to GAAP Net Loss of $3.1 million, or loss of $0.08 per diluted share, for the year ended December 31, 2014.

•
For the year ended December 31, 2015, Non-GAAP Adjusted Net Income was $53.7 million, or $1.35 per diluted share, compared to $49.5 million, or $1.31 per diluted share, for the year ended December 31, 2014.

“In 2015, we grew athenahealth-branded bookings by over 30 percent, onboarded a record 13,067 providers onto our network, and improved the efficiency and effectiveness of our service offerings,” said Kristi Matus, chief financial & administrative officer of athenahealth. “We are focused on disrupting the status quo in health care and driving the growth of our network, while maintaining a keen eye on delivering high value to our clients. athenahealth is a constantly invigorated, forward-focused growth company. Our over 4,600 athenistas look forward to delivering great progress in 2016 as we continue to build the information backbone to help health care work as it should.”

Our fiscal year 2016 guidance communicated on December 10, 2015 at our 8th Annual Investor Summit is summarized in the following table below:

For the Fiscal Year Ending December 31, 2016
Forward-Looking Guidance
GAAP Total Revenue	$1,085 - $1,115 million
Non-GAAP Adjusted Gross Margin	63.5% - 64.5%
Non-GAAP Adjusted Operating Income	$120 - $135 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.65 - $1.85
Non-GAAP Tax Rate	40%
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at www.athenahealth.com.
Conference Call Information
To participate in our live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code no. 20802771, or visit the Investors section of our website at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code no. 20802771. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps. We connect care and drive meaningful, measurable results for more than 75,000 health care providers in medical practices and health systems nationwide. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including fiscal year 2016 guidance; statements regarding the growth of our market reach and the value of our service offerings; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2016 Guidance” sections of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the development of the market for cloud-based services for health care information technology; our ability to innovate and to grow our market share; our ability to manage growth; risks related to international operations; our variable sales and implementation cycles, which may result in fluctuations in our quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to our ability to successfully integrate the services, offerings, and technologies of Epocrates, RazorInsights, and webOMR and realize the expected benefits; risks associated with our ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts; risks associated with our expectations regarding our ability to maintain profitability; the impact of increased research and development and sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; our reliance on our systems, Internet infrastructure and other third parties’ systems, and the risks of a breach, interruption or failure in those systems; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Forward-looking statements may often be identified with words such as “we expect,” “we anticipate,” “upcoming,” “aim,” or similar indications of future expectations. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by us, please see the disclosures contained in our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$141,927	$73,787
Marketable securities	—	40,950
Accounts receivable, net	148,157	121,710
Prepaid expenses and other current assets	30,176	22,177
Total current assets	320,260	258,624

Property and equipment, net	321,524	271,552
Capitalized software costs, net	107,517	56,574
Purchased intangible assets, net	126,239	139,422
Goodwill	229,157	198,049
Investments and other assets	13,965	6,399
Total assets	$1,118,662	$930,620

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10,768	$9,410
Accrued compensation	88,122	71,768
Accrued expenses	51,452	37,033
Line of credit	—	35,000
Long-term debt	10,762	14,550
Deferred revenue	32,593	28,949
Deferred tax liability, net	—	8,449
Total current liabilities	193,697	205,159
Deferred rent, net of current portion	31,118	19,412
Long-term debt, net of current portion	287,353	157,822
Deferred revenue, net of current portion	55,946	54,473
Long-term deferred tax liability, net	1,254	10,417
Other long-term liabilities	5,988	8,214
Total liabilities	575,356	455,497

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 40,209 shares issued and 38,931 shares outstanding at December 31, 2015; 39,402 shares issued and 38,124 shares outstanding at December 31, 2014	403	395
Additional paid-in capital	522,443	443,259
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive (loss) income	(848)	24,188
Retained earnings	22,508	8,481
Total stockholders’ equity	543,306	475,123
Total liabilities and stockholders’ equity	$1,118,662	$930,620

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Business services	$247,919	$201,072	$886,075	$711,234
Implementation and other	9,613	12,142	38,653	41,365
Total revenue	257,532	213,214	924,728	752,599
Expense:
Direct operating	97,253	76,274	366,559	302,539
Selling and marketing	66,196	50,533	229,901	189,688
Research and development	23,579	19,802	94,254	69,461
General and administrative	37,484	33,592	144,577	125,192
Depreciation and amortization	26,277	18,071	93,493	64,764
Total expense	250,789	198,272	928,784	751,644
Operating (loss) income	6,743	14,942	(4,056)	955
Other (expense) income:
Interest expense	(1,604)	(911)	(5,796)	(4,695)
Other (expense) income	23	27	28,738	(124)
Total other income (expense)	(1,581)	(884)	22,942	(4,819)
Income (loss) before income tax (provision) benefit	5,162	14,058	18,886	(3,864)
Income tax (provision) benefit	2,553	(5,329)	(4,859)	745
Net income (loss)	$7,715	$8,729	$14,027	$(3,119)
Net income (loss) per share – Basic	$0.20	$0.23	$0.36	$(0.08)
Net income (loss) per share – Diluted	$0.19	$0.22	$0.35	$(0.08)
Weighted average shares used in computing net income (loss) per share:
Basic	38,873	38,097	38,611	37,862
Diluted	39,809	39,040	39,625	37,862

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$14,027	$(3,119)	$2,594
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	118,022	93,806	61,853
Excess tax benefit from stock-based awards	(12,925)	(10,060)	(6,910)
Deferred income tax	(8,542)	(11,670)	(7,044)
Stock-based compensation expense	64,134	55,558	42,648
Gain on sale of marketable securities	(28,656)	—	—
Other reconciling adjustments	129	(224)	9
Changes in operating assets and liabilities:
Accounts receivable, net	(25,318)	(34,367)	(3,399)
Prepaid expenses and other current assets	4,236	4,285	3,283
Other long-term assets	(2,722)	596	(66)
Accounts payable	2,763	2,546	(233)
Accrued expenses and other long-term liabilities	8,226	10,083	(21)
Accrued compensation	17,223	26,339	5,775
Deferred revenue	3,181	3,248	(3,090)
Deferred rent	10,066	12,084	(2,091)
Net cash provided by operating activities	163,844	149,105	93,308
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software costs	(97,761)	(53,477)	(29,123)
Purchases of property and equipment	(87,214)	(76,092)	(38,260)
Proceeds from sales and maturities of investments	29,756	—	56,245
Payments on acquisitions, net of cash acquired	(39,890)	—	(410,161)
Change in restricted cash	—	3,000	(1,643)
Other investing activities	(3,960)	(750)	(2,000)
Net cash used in investing activities	(199,069)	(127,319)	(424,942)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	22,088	21,041	31,133
Taxes paid related to net share settlement of stock awards	(21,486)	(28,879)	(12,075)
Excess tax benefit from stock-based awards	12,925	10,060	6,910
Proceeds from long-term debt	300,000	—	200,000
Proceeds from line of credit	60,000	—	155,000
Payments on line of credit	(95,000)	—	(120,000)
Payments on long-term debt	(173,750)	(15,000)	(11,250)
Net settlement of acquired company’s board of directors equity shares	—	—	(5,806)
Debt issuance costs	(987)	—	(1,699)
Payment of contingent consideration accrued at acquisition date	—	—	(525)
Net cash provided by (used in) financing activities	103,790	(12,778)	241,688
Effects of exchange rate changes on cash and cash equivalents	(425)	(223)	(40)
Net increase (decrease) in cash and cash equivalents	68,140	8,785	(89,986)
Cash and cash equivalents at beginning of period	73,787	65,002	154,988
Cash and cash equivalents at end of period	$141,927	$73,787	$65,002

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2015, and 2014:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Stock-based compensation charged to Consolidated Statements of Income:
Direct operating	$3,675	$3,203	$14,558	$12,009
Selling and marketing	4,712	3,703	18,457	14,581
Research and development	2,249	1,923	8,956	7,221
General and administrative	5,555	7,743	22,163	21,747
Total stock-based compensation expense	16,191	16,572	64,134	55,558
Amortization of capitalized stock-based compensation related to software development (1)	1,391	743	4,404	2,258
	$17,582	$17,315	$68,538	$57,816

(1)
In addition, for the three months ended December 31, 2015, and 2014, $1.9 million and $1.2 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets for which $1.4 million and $0.7 million, respectively, of amortization was included in the line item Depreciation and Amortization in the Consolidated Statements of Income. For the twelve months ended December 31, 2015, and 2014, $7.3 million and $4.7 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets for which $4.4 million and $2.3 million, respectively, of amortization was included in the line item Depreciation and Amortization in the Consolidated Statements of Income.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2015, and 2014:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Amortization of purchased intangible assets allocated to:	2015	2014	2015	2014
Direct operating	$3,465	$2,991	$14,642	$12,181
Selling and marketing	2,288	3,211	9,407	16,388
Total amortization of purchased intangible assets	$5,753	$6,202	$24,049	$28,569

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Total revenue	$257,532	$213,214	$924,728	$752,599
Direct operating expense	97,253	76,274	366,559	302,539

Total revenue less direct operating expense	160,279	136,940	558,169	450,060
Add: Stock-based compensation allocated to direct operating expense	3,675	3,203	14,558	12,009
Add: Amortization of purchased intangible assets allocated to direct operating expense	3,465	2,991	14,642	12,181

Non-GAAP Adjusted Gross Profit	$167,419	$143,134	$587,369	$474,250

Non-GAAP Adjusted Gross Margin	65.0%	67.1%	63.5%	63.0%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of our “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Total Revenue	$257,532	$213,214	$924,728	$752,599

GAAP net income (loss)	7,715	8,729	14,027	(3,119)
Add: (Benefit) from provision for income taxes	(2,553)	5,329	4,859	(745)
Add: Total other expense (income)	1,581	884	(22,942)	4,819
Add: Stock-based compensation expense	16,191	16,572	64,134	55,558
Add: Depreciation and amortization	26,277	18,071	93,493	64,764
Add: Amortization of purchased intangible assets	5,753	6,202	24,049	28,569
Add: Integration and transaction costs	—	—	964	—
Add: Restructuring costs	1,203	—	5,649	—

Non-GAAP Adjusted EBITDA	$56,167	$55,787	$184,233	$149,846

Non-GAAP Adjusted EBITDA Margin	21.8%	26.2%	19.9%	19.9%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Total revenue	$257,532	$213,214	$924,728	$752,599

GAAP net income (loss)	7,715	8,729	14,027	(3,119)
Add: (Benefit) from provision for income taxes	(2,553)	5,329	4,859	(745)
Add: Total other expense (income)	1,581	884	(22,942)	4,819
Add: Stock-based compensation expense	16,191	16,572	64,134	55,558
Add: Amortization of capitalized stock-based compensation related to software development	1,391	743	4,404	2,258
Add: Amortization of purchased intangible assets	5,753	6,202	24,049	28,569
Add: Integration and transaction costs	—	—	964	—
Add: Restructuring costs	1,203	—	5,649	—

Non-GAAP Adjusted Operating Income	$31,281	$38,459	$95,144	$87,340

Non-GAAP Adjusted Operating Income Margin	12.1%	18.0%	10.3%	11.6%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

GAAP net income (loss)	$7,715	$8,729	$14,027	$(3,119)
Add: Stock-based compensation expense	16,191	16,572	64,134	55,558
Add: Amortization of capitalized stock-based compensation related to software development	1,391	743	4,404	2,258
Add: Amortization of purchased intangible assets	5,753	6,202	24,049	28,569
Add: Integration and transaction costs	—	—	964	—
Add: Restructuring costs	1,203	—	5,649	—
Less: Gain on sale of marketable securities	—	—	(28,656)	—

Sub-total of tax deductible items	24,538	23,517	70,544	86,385

Less: Tax impact of tax deductible items (1)	(9,815)	(9,407)	(28,218)	(34,554)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(4,618)	(294)	(2,695)	801

Non-GAAP Adjusted Net Income	$17,820	$22,545	$53,658	$49,513

Weighted average shares - diluted	39,809	39,040	39,625	37,862

Non-GAAP Adjusted Net Income per Diluted Share	$0.45	$0.58	$1.35	$1.31

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

GAAP net income (loss) per share - diluted	$0.19	$0.22	$0.35	$(0.08)
Add: Stock-based compensation expense	0.41	0.42	1.62	1.47
Add: Amortization of capitalized stock-based compensation related to software development	0.03	0.02	0.11	0.06
Add: Amortization of purchased intangible assets	0.14	0.16	0.61	0.75
Add: Integration and transaction costs	—	—	0.02	—
Add: Restructuring costs	0.03	—	0.14	—
Less: Gain on sale of marketable securities	—	—	(0.72)	—

Sub-total of tax deductible items	0.62	0.60	1.78	2.28

Less: Tax impact of tax deductible items (1)	(0.25)	(0.24)	(0.71)	(0.91)
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.12)	(0.01)	(0.07)	0.02

Non-GAAP Adjusted Net Income per Diluted Share	$0.45	$0.58	$1.35	$1.31

Weighted average shares - diluted	39,809	39,040	39,625	37,862

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. We used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2016 GUIDANCE
(Unaudited, in millions, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2016, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
Total revenue	$1,085.0	$1,115.0
Direct operating expense	423.4	423.2
Total revenue less direct operating expense	$661.6	$691.7

Add: Stock-based compensation expense
allocated to direct operating expense	19.0	19.0
Add: Amortization of purchased intangible assets
allocated to direct operating expense	8.4	8.4

Non-GAAP Adjusted Gross Profit	$689.0	$719.2

Non-GAAP Adjusted Gross Margin	63.5%	64.5%

Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2016, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
Total revenue	$1,085.0	$1,115.0

GAAP net income	10.8	19.5
Add: Provision for income taxes	7.6	12.9
Add: Total other expense	5.3	6.4
Add: Stock-based compensation expense	69.4	69.4
Add: Amortization of capitalized stock-based compensation related to software development	6.8	6.8
Add: Amortization of purchased intangible assets	20.0	20.0

Non-GAAP Adjusted Operating Income	$120.0	$135.0

Non-GAAP Adjusted Operating Income Margin	11.1%	12.1%

Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2016.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
GAAP net income	$10.8	$19.5
Add: Stock-based compensation expense	69.4	69.4
Add: Amortization of capitalized stock-based compensation related to software development	6.8	6.8
Add: Amortization of purchased intangible assets	20.0	20.0

Sub-total of tax deductible items	$96.2	$96.2

(Less): Tax impact of tax deductible items (1)	(38.5)	(38.5)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (2)	0.2	(0.1)

Non-GAAP Adjusted Net Income	$68.8	$77.2

Weighted average shares - diluted	41.7	41.7

Non-GAAP Adjusted Net Income per Diluted Share	$1.65	$1.85

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2016, we will use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

	LOW	HIGH
	Fiscal Year Ending December 31, 2016
GAAP net income per share - diluted	$0.26	$0.47
Add: Stock-based compensation expense	1.66	1.66
Add: Amortization of capitalized stock-based compensation related to software development	0.16	0.16
Add: Amortization of purchased intangible assets	0.48	0.48

Sub-total of tax deductible items	$2.31	$2.31

(Less): Tax impact of tax deductible items (1)	(0.92)	(0.92)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (2)	0.01	—

Non-GAAP Adjusted Net Income per Diluted Share	$1.65	$1.85

Weighted average shares - diluted	41.7	41.7

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2016, we will use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before (benefit) from provision for income taxes, total other expense (income), stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration and transaction costs, and restructuring costs and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income (loss) before (benefit) from provision for income taxes, total other expense (income), stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration and transaction costs, and restructuring costs and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration and transaction costs, restructuring costs, and gain on sale of marketable securities and any tax impact related to these preceding items, and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration and transaction costs — Integration costs are the severance payments and retention bonuses for certain employees relating to the Razor Insights, LLC acquisition. Transaction costs are non-recurring costs related to specific transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Restructuring costs — represents costs related to workforce reductions and to terminate certain lease agreements for strategic realignment purposes. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are incurred.

•
Gain on sale of marketable securities — represents gain on sale of marketable securities. Management does not believe such gains accurately reflect the performance of our ongoing operations for the period in which such gains are reported.

•
Non-GAAP tax rate — We use a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) in any one period could result in a volatile GAAP effective tax rate.